Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2001, relating to the financial statements of Covenant Transport, Inc. and its subsidiaries, which appears in Covenant Transport, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Knoxville, Tennessee
May 29, 2003